EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT

                                      with

                                   John Joyce

      AGREEMENT entered into as of the 27th day of November 2000 between John Joyce (the "Employee") and Ambient Corporation, a Delaware corporation ("Ambient" or the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company desires to engage the Employee for the Company upon the terms and conditions contained herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Engagement & Duties

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company as its Chief Operating Officer, upon the terms and conditions set forth herein. The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged. Employee shall devote Employee's full business time and efforts to rendition of such services and to the performance of such duties as are set forth herein.

      The Employee shall further have such duties and responsibilities commensurate with his position as may be assigned to him from time to time by the Chief Executive Officer.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer to whom the Employee shall report.

      1.3 The Parties acknowledge and agree that the nature of the Employee's duties hereunder will also require substantial domestic and possible international travel.

2. Term

      2.1 Employee's employment under this Agreement shall be deemed to have commenced on October _23_, 2000 (the "Effective Date") and shall end on the earlier of: (i) the death or disability (as defined herein ) of the Employee,
(ii) termination of Employee's employment with cause (as defined

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herein); (iii) termination by the Company without cause upon two (2) months prior written notice; (iv) two (2) years from the date of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses
(i), (ii) and (iii)), this Agreement shall automatically renew (unless either party gives notice of its intention to terminate this Agreement at the end of such term at least 60 days prior to the end of such term) for additional one year terms without the need for any action by the parties.

      Notwithstanding the foregoing, in the event that Company shall have terminated this Agreement without cause, upon the request of the Company the Employee shall vacate his position and the premises on a date specified by the Company which is earlier than the end of the notice period specified in (iii) above upon payment to Employee, in one lump sum on the effective date of termination, the amount of Gross Salary payable under Section 3.1 from the effective date of termination until the end of such notice period.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 The Company shall have the right to terminate for "Cause" upon notice to the Employee only in the event of (a) a failure by the Employee substantially to perform his duties hereunder, or (b) a failure by the Employee to substantially comply with the lawful and proper instructions of the Chief Executive Officer or the Board, or (c) Employee's illegal or unethical acts or conduct which causes material harm or loss to the Company or otherwise brings notoriety to the Company or has a material adverse effect on the name or public image of the Company, provided, however that with respect to clauses (a), (b) and (c) the foregoing shall not constitute "Cause" if Employee, after being notified in writing by the Company of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice (if such failure is reasonably susceptible to cure).

      2.4 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

3. Remuneration

      3.1 Salary. During the term hereof, and subject to the satisfactory performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder as salary for the period from the Effective Date through the first
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anniversary thereof, payable in accordance with the Company's normal payroll practices, the amount of $190,000 per annum (the "Gross Salary"), less required deductions for state and federal withholding tax, social security and other employee taxes.

      3.2 Bonus. Employee shall be entitled to a bonus in the amount of $36,000, upon (and subject to) the achievement of the milestones set forth on Schedule I hereto. Bonuses earned hereunder shall be paid on the next succeeding anniversary of employment hereunder.

4. Stock Options

      As additional consideration, upon (and subject to) the ratification by the Company's stockholders of a new Company stock option incentive plan, the Company shall cause to be issued to the Employee options to purchase up to 250,000 of the Company's Common Stock (the "Options"), of which options for 125,000 shares shall vest on the first anniversary of the Effective Date and options for the remaining 125,000 shares shall vest on the second anniversary of the Effective Date, in each case at an exercise price per share of $1.0, subject to Employee's continuing employment hereunder. The terms of such options shall be reflected in a separate option agreement to be entered into by the parties. The Employee has been furnished a copy of the proposed Company stock option incentive plan.

5. Fringe Benefits.

      5.1 Vacation. Employee shall be entitled to an aggregate of 15 business days of paid vacation per year, during the term hereof, prorated for any portion of a year to date of termination. The timing and duration of any vacation shall be as agreed upon by the parties. In addition to the foregoing, the Employee shall be entitled to paid vacation for the following legal holidays in the
United: New Year's, President's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day (Thursday and Friday), and Christmas; and during the holidays of Rosh Hashana, Yom Kippur, first two days and last two days of Succot, Passover and Shavuot.

      5.2 No Accumulation. The Employee shall not be entitled to accumulate unused vacation or sick leave or other fringe benefits from year to year without the written consent of the Company. Further, Employee shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said fringe benefits prorated to the date of termination of this Agreement.

      5.3 Health Insurance. The Company intends to establish a Company-wide health insurance plan under which its employees may

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participate. Pending the establishment of such plan, the Employee shall be entitled to be reimbursed quarterly, for medical and dental insurance payments made by the Employee to a bona fide health insurance provider, in accordance with the Company's policy as it might change from time to time, up to a maximum monthly amount of $500 payable by the Company. The Company may in its sole discretion and at any time during the course of this agreement and in compliance with applicable law, substitute a Company sponsored health insurance program including without limitation, medical insurance and dental insurance plans for the medical and dental insurance reimbursement payments specified herein. The employee's participation in such plans shall be on the same terms and conditions as other employees' of the Company.

      5.4 Motor Vehicle. Subject to his continued employment with the Company, the Company shall provide Employee with use of a full size automobile or, alternatively, at the Company's option, reimburse employee for all outlays incurred by Employee with respect to the leasing of such automobile, in either case the type and make of the automobile to be reasonably acceptable to the Company and Employee. The Company shall pay for gas and maintenance. Notwithstanding anything to the contrary contained in the foregoing, the total monthly outlay of the Company in connection with Employee's use of the automobile shall not exceed $600. Employee shall pay for registration insurance costs regarding the vehicle and shall be solely responsible for all taxes payable in connection with use of such automobile.

6. Development Rights

      The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights in the proprietary information.

7. Employee Representations

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

8. Confidentiality

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      8.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Employee.

      8.2 The Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company.

      8.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      8.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

9. Non-Compete.

      9.1 Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise ( except of as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component

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(i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights; provided such affiliates operate in a field directly related to the business of the Company or involve distribution or promoting of the Company's products or technology.

      9.2 Employee will not hire or otherwise contract the services of, whether directly or indirectly (i) an employee of the Company (ii) a former employee of the Company whose employment with the Company ended less than six months prior to the date of such hiring, or (iii) any corporation or entity in which such employee or former employee is an officer, director or shareholder holding 25% of the equity or is employed providing service to that corporation or entity.

      9.3 Employee's undertakings herein under section 9 shall be binding upon Employee's successors, heirs or assigns, and shall continue until the later of
(i) the expiration of one year from the date of execution of this Agreement or
(ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      9.4 Employee acknowledges that the restricted period of time specified under this section 9 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

10. Miscellaneous

      10.1 Benefit & Assignment This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

      10.2 Entire Agreement This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      10.3 Notices All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to

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such other address as the recipient may designate by notice in accordance with the provisions of this section.

      10.4 Applicable Law. This Agreement shall be interpreted, governed, construed and enforced according to the internal laws of the State of Delaware, without giving effect to its conflict of laws provisions. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Boston or the state courts of the State of Massachusetts sitting in the City of Boston in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.

Ambient Corporation


By:______________________________
   John Joyce

___________________________________
Title:
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                                   Schedule I
                    Milestones for Bonus Payment pursuant to
                     Section 4.2 of the Employment Agreement

      Upon Company Market Capitalization equal to or exceeding $230 million, the Employee shall be paid a bonus of $18,000.

      Upon Company Market Capitalization equal to or exceeding $330 million, the Employee shall be paid a bonus of $18,000.

      Market Capitalization as used herein shall mean the total issued and outstanding shares of the Company Common Stock times the average closing sale price of the Company's publicly traded Common Shares in respect of the fifteen
(15) consecutive trading days preceding the date of determination, which issued and outstanding shares shall be determined immediately following the 2000 annual general stockholders meeting (currently scheduled to be held on November 27, 2000). For purposes of the determination of the bonus payable under Section 4.2 hereof, the initial market capitalization shall be determined immediately following such stockholders meeting.